Exhibit 3.2

                        Bylaws of UniHolding Corporation


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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             UNIHOLDING CORPORATION




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                                     Annex B



TABLE OF CONTENTS


     ARTICLE I - OFFICE.......................................................1
     Section 1. Registered Office.............................................1
     Section 2. Other Offices.................................................1

     ARTICLE II - STOCKHOLDERS................................................1
     Section 1. Meetings......................................................1
     Section 2. Annual Meeting................................................1
     Section 3. List of Stockholders..........................................2
     Section 4. Special Meetings .............................................2
     Section 5. Notice........................................................2
     Section 6. Quorum........................................................3
     Section 7. Voting........................................................3
     Section 8. Proxy ........................................................3
     Section 9. Action by Consent ............................................3

     ARTICLE III - BOARD OF DIRECTORS ........................................4
     Section 1. Board of Directors ...........................................4
     Section 2. Number of Directors ..........................................4
     Section 3. Newly Created Directorships and Vacancies ....................5
     Section 4. Removal ......................................................5

     ARTICLE IV - MEETINGS OF THE BOARD
     Section 1. Meetings .....................................................5
     Section 2. Annual Meeting ...............................................5
     Section 3. Regular Meetings .............................................5
     Section 4. Special Meetings .............................................5
     Section 5. Quorum .......................................................6
     Section 6. Committees ...................................................6
     Section 7. Action by Consent ............................................6
     Section 8. Compensation of Directors ....................................6

     ARTICLE V - NOTICE OF MEETINGS
     Section 1. Form of Notice ...............................................7
     Section 2. Waiver .......................................................7
     Section 3. Telephone Meetings ...........................................7

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     ARTICLE VI - OFFICERS
     Section 1.  In General ..................................................7
     Section 2.  Election ....................................................7
     Section 3.  Salaries ....................................................7
     Section 4.  Term of Office and Removal ..................................8
     Section 5.  Chairman ....................................................8
     Section 6.  Chief Executive Officer .....................................8
     Section 7.  President ...................................................8
     Section 8.  Chief Financial Officer .....................................9
     Section 9.  Vice Presidents .............................................9
     Section 10. Secretary ...................................................9
     Section 11. Assistant Secretaries ......................................10
     Section 12. Treasurer ..................................................10
     Section 13. Assistant Treasurer ........................................10
     Section 14. Bonding ....................................................10

     ARTICLE VII - CERTIFICATES OF SHARES
     Section 1. Form of Certificates ........................................10
     Section 2. Lost Certificates ...........................................10
     Section 3. Transfer of Shares ..........................................11
     Section 4. Registered Stockholders .....................................11

     ARTICLE VIII - GENERAL PROVISIONS
     Section 1. Dividends ...................................................11
     Section 2. Reserves ....................................................11
     Section 3. Fiscal Year .................................................11
     Section 4. Seal ........................................................11

     ARTICLE IX - INDEMNITY
     Section 1. Damages and Expenses ........................................12
     Section 2. Insurance, Contracts and Funding ............................12

     ARTICLE X - AMENDMENTS
     Section 1. By Stockholders .............................................13
     Section 2. By the Board of Directors ...................................13

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                                                                         Annex B

                                   1. OFFICES

1. Registered Office. The initial registered office of the corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                II. STOCKHOLDERS

1. Meetings. All meetings of the stockholders for the election of Directors shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. Annual Meeting. An annual meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors shall select, at which meeting the stockholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting; provided, however, that the annual meeting may be replaced by a written consent of stockholders under Section 9 of this Article, if so permitted by the General Corporation Law of the State of Delaware (herein called the "Act") and other applicable laws or regulations. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than 60 calendar days prior to the meeting; provided, however, that in the event that less than 65 calendar days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and address, as they appear on the corporation's books, of the

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stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. In addition, a stockholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Section 2, Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting. No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2 and, if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

3. List of Stockholders - At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held for a period of 10 days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than 60 days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day an which the notice is given shall be the record date.

4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Act or by the Certificate of Incorporation, may be called only (i) by the Chairman of the Board, (ii) the President or (iii) by the Secretary, within 10 calendar days after receipt of a written request of a majority of the total number of Directors then in office. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting and no stockholder shall have the night to bring any additional business (whether similar or dissimilar in nature) before, or to propose or nominate any person for appointment or election to any position or office at any special meeting unless all stockholders entitled to vote are present and affirmatively consent thereto.

5. Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, to each stockholder of record entitled to vote at the meeting.

6. Quorum. At all meetings of the stockholders, the presence in person or by proxy of the

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holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, my business may be transacted which might have been transacted at the meeting as originally notified.

7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present in person or by proxy at a duly convened meeting at which a quorum initially is present may continue to transact business until the adjournment of such meeting, notwithstanding any withdrawal of stockholders that results in a quorum ceasing to be present.

8. Proxy. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, bat no such proxy shall be voted after three years from its date unless it provides for a longer period. Another person may be authorized to act as proxy for a stockholder by an instrument in writing subscribed by such stockholder or his or her duly authorized attorney in fact or by any other means authorized under the General Corporation Law of the State of Delaware as from time to time in effect. Any such proxy shall be filed with the Secretary prior to or at the time of the meeting.

A duly executed proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

9. Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous

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written consent shall be given to those stockholders who have not consented in writing,

                             III. BOARD OF DIRECTORS

1. Board of Directors. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2. Number of Directors. The number of Directors (none of whom need be stockholders or residents of the State of Delaware) shall be fixed by resolution of the Board of Directors from time to time. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with members of each class to hold office until their successors am elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, solely in the case of any election that is to be held at an annual meeting of stockholders, by any stockholder entitled to vote in the election of Directors generally. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock in the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a Director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining Director, by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified, No decrease in the number of Directors constituting the Board of Directors may shorten the term of any incumbent Director.

4. Removal. Any director may be removed from office by the stockholders only for the reasons specified in the Certificate of Incorporation and only in the manner provided therein.

                            IV. MEETINGS OF THE BOARD

1. Meetings. The Directors of the corporation may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

2. Annual Meetings. A meeting of the Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the total number of Directors then in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice, Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a Director not later than the day before the day on which the meeting is to be held; sent to a Director at his or her residence or usual place of business, or at any other place of which he or she shall have notified the corporation, by telegram, telex, cable, wireless, facsimile or similar means at least 24 hours before the time at which the meeting is to be held; or posted to him or her at such place by prepaid first class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him or her.

5. Quorum. At all meetings of the Board of Directors the presence of a majority of the total number of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors



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present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws, If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

6. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of two or more Directors of the corporation (provided, however, that the Chairman of the Board of Directors shall be a member of each such committee), which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors with respect thereto, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

7. Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors of the corporation, or any action which may be taken at any meeting of the Board of Directors or any committee of the Board of Directors, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or such committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

8. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committees may be allowed like compensation for attending committee meetings.

                              V. NOTICE OF MEETINGS

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1. Form of Notice. Whenever notice is required to be given to any Director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears an the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram or telefacsimile.

2. Waiver. Whenever any written notice is required to be given to any Director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

3. Telephone Meetings. Stockholders, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such stockholders, Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  VI. OFFICERS

1. In General. The officers of the corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board (who, unless the Board of Directors specifies otherwise, will also be the Chief Executive Officer), a Chief Financial Officer and a Secretary. The Board of Directors may also elect a President, a Treasurer and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

2. Election. The Board of Directors, at the meeting thereof held after each annual meeting of stockholders, shall elect from its members a Chairman of the Board. At such meeting the Board of Directors shall also elect a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

3. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by a committee of directors, if so authorized by the Board of Directors; provided that the Board of Directors may delegate to an officer of the Company the power to fix the compensation of other officers and agents.

4. Term of Office and Removal. Each officer of the corporation shall hold office until his or her death, or his or her resignation or removal from office, or the election or appointment and qualification of his or her successor, whichever shall first occur. Any officer or agent elected or

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appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she may be present and at all meetings of the stockholders and shall perform such other duties as may be assigned to him or her by the Board of Directors. Without limiting the generality or effect of the foregoing, the Chairman of the Board shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and 41 rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

6. Chief Executive Officer. The Chief Executive Officer of the corporation shall have, subject only to the Board of Directors, general arid active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation and the power to appoint and discharge agents and employees. Without limiting the generality or effect of the foregoing, the Chief Executive Officer shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, ail duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

7. President. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the Board of Directors. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors. Without limiting the generality or effect of the foregoing, the President shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and
(b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any

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action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

8. Chief Financial Officer. The Chief Financial Officer shall be responsible for the management and oversight of the financial affairs of the corporation and its financial plans. He shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking Proper vouchers for such disbursements. shall render to the Chief Executive Officer and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as the Baud of Directors may prescribe.

9. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. Without limiting the generality or effect of the foregoing, each Vice President, if any, designated as an "Executive Vice President" shall have Ml power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

10. Secretary. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors when required. He or she shall give, cause to be given, notice of ail meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the corporation.

11. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

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12. Treasurer. The Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Chief Financial Officer, the Treasurer may perform and exercise the powers of the Chief Financial Officer.

13. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Treasurer, any Assistant Treasurer may perform and exercise the powers of the Treasurer.

14. Bonding. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

                           VII. CERTIFICATES OF SHARES

1. Form of Certificates. Certificates representing shares of stock of the corporation will be in such form as may be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, and may be scaled with the seal of the corporation or a facsimile thereof, All signatures upon such certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificates have been delivered by the corporation or its agents, such certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

2. Lost Certificates. The Secretary or any Assistant Secretary may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary or such Assistant Secretary, by the person claiming the certificate to have been lost, stolen or destroyed, and the Secretary or such Assistant Secretary may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as the Secretary or such Assistant Secretary may approve as indemnity against any claim that may be made


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against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

3. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, lawfully constituted in writing.

4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                            VIII. GENERAL PROVISIONS

1. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than 60 days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than 60 days prior to the payment date of such dividend. In the absence of any any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

2. Reserves. There may be created by resolution of the Board of Directors out of the net profits of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

4. Seal. The corporation shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.

                                  IX. INDEMNITY

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1. Damages and Expenses. Without limiting the generality or effect of Article IX of the Certificate of Incorporation, the corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any Director or officer of the corporation (each, an "Indemnity") who is or was or is threatened to be made to become involved in any manner (including without limitation as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (each, a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the Board of Directors or an officer of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not for profit, or by reason of anything actually or allegedly done or not done by such person in any such capacity, against any and all expenses (including attorneys' fees) actually and reasonably incurred by, and any and all judgments, fines and penalties entered or assessed against, and any and all amounts reasonably paid or payable in settlement by, such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnity in connection with such Proceeding upon receipt of an undertaking (which may be accepted by the corporation without any security for the performance thereof and without regard to the financial capacity of such person to perform it obligations thereunder) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by this Article IX or otherwise.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a Director, officer, employee or agent of the corporation or any other enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

In addition to the mandatory indemnification of Directors and officers of the corporation provided by this Article IX, the corporation may, if and to the extent authorized by the Board and permitted by the Act, indemnify any person or entity against any liability whatsoever.

2. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance to protect itself or any Indemnity or other person against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnity or other person in connection with any Proceeding referred to in
Article IX or otherwise, to the fullest extent permitted by applicable law as then in effect. The corporation may enter into contracts with any person entitled to indemnification under Article IX or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation procuring one or more letters of credit) to ensure the payment of such amounts as may be necessary to effect


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

indemnification as provided in this Article IX.

                                  X. AMENDMENTS

1. By Stockholders. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may be amended or repealed by the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

2. By the Board of Directors. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may also be amended or repealed by the Board of Directors by the vote of a majority of Directors.


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